UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2015
____________________________________
UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032-2568
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

As previously disclosed, on July 19, 2015, United Technologies Corporation ("UTC") and certain wholly-owned subsidiaries of UTC (collectively, the "Sellers") entered into a Stock Purchase Agreement with Lockheed Martin Corporation ("Lockheed Martin"), pursuant to which, subject to the satisfaction or waiver of certain conditions, Lockheed Martin will purchase from the Sellers all of the issued and outstanding equity of Sikorsky Aircraft Corporation and certain affiliated entities (the "Transaction").  One of the Transaction's closing conditions was the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Waiting Period").  The HSR Waiting Period expired at 11:59 p.m. Eastern Standard time on September 23, 2015.  Additionally, regulatory review is complete in Japan and Korea.  Closing of the Transaction remains subject to other regulatory approvals and customary closing conditions.

A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 to UTC's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: September 24, 2015	By:	/s/ Peter J. Graber-Lipperman
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel